EXHIBIT 99.1


                                                              [ATS MEDICAL LOGO]

Contacts:
Michael Dale
President/CEO
763-553-7736

Investors:
EVC Group
Douglas Sherk, 415-896-6820
Jennifer Beugelmans, 646-277-8704

Media:
Steve DiMattia, 646-277-8706

FOR IMMEDIATE RELEASE

           ATS MEDICAL REPORTS CONTINUED PROGRESS DURING THIRD QUARTER
         Gross Margin Rises 7.1 Percentage Points Sequentially to 57.3%
             Non-Mechanical Heart Valve Product Revenue Reaches 20%
              Company Generates Positive Cash Flow from Operations

MINNEAPOLIS, Nov. 1, 2006 -- ATS Medical, Inc. (Nasdaq: ATSI), manufacturer and marketer of state-of-the-art cardiac surgery products and services, today reported strong financial results for the third quarter ended September 30, 2006. Revenue for the quarter was $9.1 million, up 9.5% from $8.3 million reported in the same quarter of 2005.

Revenue generated from products and services other than the Company's mechanical heart valve increased 52.9% to $1.8 million and revenue from the Company's mechanical heart valve product increased 2.1% as compared to the third quarter of 2005. Revenues from products and services other than the Company's mechanical heart valve represented 20.2% of total revenue compared with 16.4% in the second quarter of 2006.

Gross margins for the third quarter of 2006 increased to 57.3% from 31.4% for the third quarter of 2005 and 50.2% for the second quarter of 2006.

"Our strategy of providing state-of-the-art products and services to meet the unique needs of the cardiac surgery market continues to evolve on all fronts," said Michael Dale, President and CEO. "In particular, our ongoing efforts to improve the profitability and cash flow of our core business continue to yield positive results. During the third quarter, our gross margins improved by more than 25 percentage points compared with the third quarter of last year. Also of note, our sales force continued to execute well on our revenue diversification strategy, resulting in new product, non-mechanical heart valve revenues growing to 20% of total sales. These important achievements coupled with ongoing leverage of our balance sheet led us to a significant milestone. We are pleased to report that we generated $221,000 in positive cash flow from operations in the third quarter."

The operating loss for the period ended September 30, 2006 was $17.1 million compared with an operating loss of $4.0 million in the third quarter of 2005. The 2006 operating loss included an acquired in-process research and development non-cash charge of $14.4 million resulting from the purchase of 3F Therapeutics during the third quarter. Excluding this charge, the adjusted operating loss for the third quarter was $2.7 million.

The net loss for the quarter was $17.3 million, or $0.55 per share compared with the $4.1 million or $0.13 per share net loss in the third quarter of 2005. Excluding the $14.4 million in-process research and development charge, the third quarter 2006 adjusted net loss was $2.9 million or $0.09 per share, a 30% decrease from the net loss for the third quarter of 2005.

During the first nine months ended September 30, 2006, revenue increased 20.3% to $29.7 million from $24.7 million reported for the comparable period of 2005. Gross margins for the nine-month period improved to 51.9% from 37.2% for the same period of 2005. The operating loss was $21.9 million in the first nine months of 2006 compared with $11.1 million in the comparable period of 2005. Excluding the acquired in-process technology expense, adjusted operating loss during the first nine months of 2006 would have been $7.5 million.

"While we enjoyed a positive third quarter performance, the highlight was the completion of our acquisition of 3F Therapeutics," continued Mr. Dale. "Simply said, 3F's tissue heart valve product pipeline is exciting. It's exciting for our employees and even more exciting for our customers. From the business perspective, 3F's technology expands our addressable market opportunity by almost $700 million. What really makes 3F exciting for our Company and our shareholders is the potential of this technology to gain significant market share. 3F's patented tubular heart valve is novel in design and superior in function. The 3F Enable(TM) and Entrata(TM) product platforms represent pioneering approaches that may enable surgeons to expand less invasive heart valve replacement to the general population. Lastly and very importantly, the intellectual property underlying the 3F technology is supported by more than 130 issued and pending patents covering heart valve design, function, manufacturing techniques and implantation methods for heart valves."

2006 OUTLOOK

"We continue to believe that for the full year we will exceed $40 million in annual revenue. Our focus for the remainder of the year will be the integration of 3F's business operations and new product planning. Our focus in this regard will be 3F Therapeutics product development programs as well as ATS development programs including the PARSUS(TM) blood filtration technology and next-generation heart valve related research.

While we will generate a net loss for the year, we do believe we will substantially improve the enterprise value of ATS Medical through the 3F transaction as well as the continued execution of our strategy. Our 3F product development milestones include initiation of the pivotal clinical study for the Enable valve in the last half of the fourth quarter 2006 or early in the first quarter of 2007 and the FDA approval of the ATS 3F(R) Aortic Bioprosthesis in the second half of 2007. Additionally, we will formally launch the ATS 3F Aortic Bioprosthesis in Europe in the first quarter of 2007," Mr. Dale concluded.

CONFERENCE CALL TODAY

ATS management will host a conference call and web cast today, November 1, 2006 at 5:00 p.m. ET to discuss its third quarter financial results, outlook for the remainder of 2006 and current corporate developments. The dial-in number for the conference call is 800-257-3401 for domestic participants and 303-205-0044 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain available for seven days. The replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using the passcode 11074143#. A live webcast of the call can be accessed at http://www.atsmedical.com by clicking on the investors' icon. The replay of the webcast will be available on the Company's website for one year.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES

ATS reports its financial results in accordance with generally accepted accounting principles ("GAAP"). In addition, from time to time, we include other measures in our releases which are not prepared in accordance with GAAP. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this release we have included adjusted versions of our operating loss, net loss and net loss per share for the third quarter and first nine months of 2006. These non-GAAP measures do not reflect the impact of a $14.4 million an acquired in-process research and development charge incurred as a result of the acquisition of 3F Therapeutics because we believe that this charge will not be incurred on a regular basis. We use the adjusted operating loss, adjusted net loss and adjusted net loss per share measures in our internal analysis and review of our operational performance. We believe that these non-GAAP measures provide investors with useful information in comparing our performance over different periods, particularly when comparing one of these periods to a period in which we did not incur this kind of charge. By using these non-GAAP measures we believe investors get a better picture of the performance of our underlying business. We have also included as an attachment to this release a schedule which reconciles our operating loss, net loss and net loss per share prepared in accordance with GAAP to our adjusted operating loss, adjusted net loss and adjusted net loss per share presented above.

ABOUT ATS MEDICAL

ATS Medical, Inc. provides innovative products and services focused on cardiac surgery. The company, global in scope, has been headquartered in Minneapolis, Minnesota since its founding in 1991. More than 130,000 ATS Open Pivot(R) Heart Valves, which utilize a unique pivot design resulting in exceptional performance and low risk profile, have been implanted in patients worldwide. The ATS 3F(R) brand encompasses multiple tissue heart valve product offerings at varying steps from market introductions to clinical trials to development projects that incorporate less invasive valve replacement technology. ATS Medical's focus on serving the cardiac surgery community is further strengthened by offerings that include ATS Simulus(TM) annuloplasty products for heart valve repair, SurgiFrost(R) and FrostByte(TM) products for surgical cryoablation of cardiac arrhythmias, RTI-Cardiovascular for allograft tissue services, and the development of PARSUS blood filtration technology. The ATS Medical web site is http://www.atsmedical.com.

SAFE HARBOR

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including the results of clinical trials, the integration of 3F Therapeutics, regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2005, as amended, and its Form S-4 Registration Statement, as amended, filed with respect to the merger with 3F Therapeutics.

                                     * * * *

                                ATS MEDICAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                       Three months ended          Nine months ended
                                                          September 30,              September 30,
                                                     ----------------------      ----------------------
                                                       2006          2005          2006          2005
                                                     --------      --------      --------      --------

Net sales                                            $  9,122      $  8,333      $ 29,709      $ 24,703
Cost of goods sold                                      3,894         5,714        14,302        15,489
                                                     --------      --------      --------      --------
Gross profit                                            5,228         2,619        15,407         9,214

Operating expenses:
      Sales and marketing                               5,287         4,323        15,233        13,765
      Research and development                            528           409         1,370         1,118
      Acquired in-process research & development       14,400            --        14,400            --
      General and administrative                        2,067         1,928         6,288         5,443
                                                     --------      --------      --------      --------
           Total operating expenses                    22,282         6,660        37,291        20,326
                                                     --------      --------      --------      --------

Operating loss                                        (17,054)       (4,041)      (21,884)      (11,112)
                                                     --------      --------      --------      --------

Interest expense, net                                    (446)          (37)       (1,235)          (58)

Change in value of derivative
   liability bifurcated from
   convertible senior notes                               245            --         1,525            --
                                                     --------      --------      --------      --------

Net loss                                             ($17,255)     ($ 4,078)     ($21,594)     ($11,170)
                                                     ========      ========      ========      ========

Net loss per share:
Basic and diluted                                      ($0.55)       ($0.13)       ($0.69)       ($0.36)

Weighted average number of shares outstanding:
Basic and diluted                                      31,358        31,039        31,256        30,981

                                       ATS MEDICAL, INC.
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (IN THOUSANDS)

                                                             September 30,        December 31,
                                                                 2006                 2005
                                                           ----------------    -----------------
ASSETS
Cash and short-term investments                                   $16,343              $21,709
Accounts receivable                                                13,321               10,453
Inventories                                                        19,269               21,286
Prepaid expenses                                                    1,220                1,204
                                                           ----------------    -----------------
Total current assets                                               50,153               54,652

Property and equipment, net                                         7,991                8,330
Intangible assets                                                  33,807               22,015
Other assets                                                          455                  446
                                                           ----------------    -----------------
TOTAL ASSETS                                                      $92,406              $85,443
                                                           ================    =================


LIABILITIES & SHAREHOLDERS' EQUITY
Accounts payable                                                   $4,416               $3,598
Accrued compensation                                                2,462                2,394
Other accrued liabilities                                           2,493                1,410
Current maturities of long-term debt                                1,133                  833
                                                           ----------------    -----------------
Total current liabilities                                          10,504                8,235

Convertible senior notes payable                                   17,364               18,776
Notes payable                                                       1,478                  903

Shareholders' equity                                               63,060               57,529
                                                           ----------------    -----------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                          $92,406              $85,443
                                                           ================    =================

                                ATS MEDICAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)


                                                              Nine months ended
                                                                 September 30,
                                                            ----------------------
                                                              2006          2005
                                                            --------     ---------
OPERATING ACTIVITIES
Net loss                                                   ($21,594)     ($11,170)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation                                              1,317         1,145
    Loss on disposal of equipment                                26            --
    Stock compensation expense                                  794           359
    Non-cash interest expense                                   350            22
    Lower of cost or market adjustment                           --           700
    Change in value of convertible senior notes
        derivative liability                                 (1,525)           --
    Acquired in-process research & development               14,400            --
    Changes in operating assets and liabilities                 900          (742)
                                                           --------      --------
Net cash used in operating activities                        (5,332)       (9,686)

INVESTING ACTIVITIES
Maturities of short-term investments, net of purchases          454         5,738
Payments for technology licenses                               (210)       (1,817)
Acquisition costs, net of cash acquired                        (555)           --
Net purchases of furniture, machinery and equipment            (485)       (1,507)
                                                           --------      --------
Net cash provided by (used in) investing activities            (796)        2,414


FINANCING ACTIVITIES
Advances on notes payable                                     1,500            --
Repayments on notes payable                                    (625)         (556)
Net proceeds from sales of common stock                         178           413
                                                           --------      --------
Net cash provided by (used in) financing activities           1,053          (143)


Other items                                                     150           132
                                                           --------      --------


Decrease in cash and cash equivalents                       ($4,925)      ($7,283)
                                                           ========      ========

                                ATS MEDICAL, INC.
    RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                             (DOLLARS IN THOUSANDS)
                                    UNAUDITED

                                                       THREE-MONTHS     NINE-MONTHS
                                                          ENDED            ENDED
                                                       SEPTEMBER 30,   SEPTEMBER 30,
                                                           2006            2006
                                                       -------------   -------------

OPERATING LOSS, AS REPORTED                              $(17,054)       $(21,884)

Adjustment to operating expenses:
   Acquired in-process research & development              14,400          14,400
                                                         --------        --------

OPERATING LOSS, AS ADJUSTED                              $ (2,654)       $ (7,484)
                                                         ========        ========




NET LOSS, AS REPORTED                                    $(17,255)       $(21,594)

 Adjustment to net loss:
  Acquired in-process research & development               14,400          14,400
                                                         --------        --------


NET LOSS, AS ADJUSTED                                    $ (2,855)       $ (7,194)
                                                         ========        ========


NET LOSS PER SHARE, AS REPORTED:
  BASIC AND DILUTED                                      $  (0.55)       $  (0.69)
Adjustment to net loss per share:
   Acquired in-process research & development                0.46            0.46
                                                         --------        --------
NET LOSS PER SHARE, AS ADJUSTED:
  BASIC AND DILUTED                                      $  (0.09)       $  (0.23)
                                                         ========        ========

Weighted average number of shares outstanding, basic
and diluted                                                31,358          31,256


                                                     *  *  *  *